SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          SECOND AMENDMENT (this "SECOND AMENDMENT"), dated as of July 22, 2002 to the Agreement and Plan of Merger, dated as of May 25, 2002, among GS Berry Acquisition Corp., a Delaware corporation, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, Bridge Street Special Opportunities Fund 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P. and Stone Street Fund 2000, L.P., BPC Holding Corporation, a Delaware corporation, Berry Plastics Corporation, a Delaware corporation, the Stockholders of Holding listed on SCHEDULE I attached thereto, Atlantic Equity Partners International II, L.P., J.P. Morgan Partners (SBIC), LLC, BPC Equity, LLC and Ira G. Boots, an individual, as amended by the First Amendment, dated as of July 17, 2002 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT").

     WHEREAS, the parties hereto desire to amend the Agreement pursuant to
Section 11.8 thereof in the manner set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All terms used herein which are defined in the Agreement and not otherwise defined or amended herein are used herein as defined in the Agreement.

     2. The definition of "Transaction Costs" in Section 3.1 is hereby amended and restated to state in its entirety as follows:

     "TRANSACTION COSTS" means all the out-of-pocket costs and expenses of the Sellers and any Corporation Entity relating to the merger and the transactions contemplated hereby that are paid or payable on the Closing Date, which categories of items are set forth on Schedule 3.1(c) hereto, payable by any Corporation Entity but specifically excluding any costs and expenses included in the definition of "Funded Obligations" LESS $426,388.74. None of the items set forth on Schedule 3.1(c) shall be included on the Closing Working Capital Statement.

     3. The first sentence Section 3.7(a) is hereby amended by replacing the words "as of the Closing Date" with the following:

     "as of the end of the second shift that began on July 20, 2002 for each of the Corporation's operating facilities in accordance with the Corporation's current end of month cut-off procedures".

     4. The parties hereto hereby acknowledge and confirm that the Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this Second Amendment all references in any related document to "the Agreement", "the Merger Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Agreement shall mean the Agreement as amended by this Second Amendment.

     5. (a) This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (b) Section and paragraph headings are included for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

IN WITNESS WHEREOF, this First Amendment has been signed on behalf of each of the parties hereto as of the date first written above.


                              GS BERRY ACQUISITION CORP.



                              By:________________________________
                                  Name:
                                  Title:



                              GS FUNDS:

                              GS CAPITAL PARTNERS 2000, L.P.
                                   By:  GS Advisors 2000, L.L.C., its
                                   general partner


                              By:________________________________
                                  Name:
                                  Title:


                              GS CAPITAL PARTNERS 2000, OFFSHORE,
                                   L.P.
                              By:  GS Advisors 2000, L.L.C., its general
                                   partner



                              By:________________________________
                                  Name:
                                  Title:


                              GS CAPITAL PARTNERS 2000, GMBH & CO.
                                 BETEILIGUNGS KG


                              By:  Goldman Sachs Management GPGmbH, its
                                 general partner

                              By:________________________________
                                  Name:
                                  Title:

                              BRIDGE STREET SPECIAL OPPORTUNITIES FUND
                                 2000, L.P.
                              By:  Bridge Street Special Opportunities
                                 2000, L.L.C., its general partner

                              By:________________________________
                                  Name:
                                  Title:


                              GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.
                              By:  GS Employee Funds 2000, L.L.C., its
                                 general partner

                              By:________________________________
                                  Name:
                                  Title:


                              STONE STREET FUND 2000, L.P.
                              By:  Stone Street 2000, L.L.C., its general
                                 partner

                              By:________________________________
                                  Name:
                                  Title:


                              BPC HOLDING CORPORATION


                              By:________________________________
                                  Name:
                                  Title:


                              BERRY PLASTICS CORPORATION


                              By:________________________________
                                  Name:
                                  Title:

                              SELLERS:


                              By:  ______________________________
                                  Ira G. Boots



                              By:  ______________________________
                                  James M. Kratochvil



                              THE JAMES M. KRATOCHVIL CHARITABLE REMAINDER
                                 UNITRUST



                              By:  ______________________________
                                  James M. Kratochvil, as Trustee

                                 ATLANTIC EQUITY PARTNERS
                                 INTERNATIONAL II, L.P.


                              By:  Atlantic Equity Associates
                                  International II, L.P., its General
                                 Partner


                              By: Buaron Holdings Ltd., its Managing
                                 General Partner

                              By: _______________________________
                                  Name:
                                  Title:


                              BPC EQUITY, LLC


                              By:  Aetna Life Insurance Company, its Member


                              By: _______________________________
                                  Name:
                                  Title:


                              J.P. MORGAN PARTNERS (SBIC), LLC


                              By:

                              By: _______________________________
                                  Name:
                                  Title:


                                 THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                 COMPANY

                              By: _______________________________
                                  Name:
                                  Title: